EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated as follows:

o    June 29, 1999 relating to the financial statements of AltaVista,
o    April 2, 1999 relating to the financial statements of Zip2
     Corporation, and
o June 9, 1999, except as to Note 12, which is as of July 2, 1999, relating to the financial statements of Shopping.com which appear in the Current Report on Form 8-K of CMGI, Inc. dated June 29,
1999.


  /s/ PricewaterhouseCoopers LLP
  ---------------------------------

  PricewaterhouseCoopers LLP
  San Jose, California
  March 31, 2000